Exhibit 99.1

BUSINESS PURCHASE AGREEMENT

THIS BUSINESS PURCHASE AGREEMENT (hereinafter the “Agreement”) is entered into effective as of the 10th day of July, 2018 (hereinafter the “Closing Date”), between:

FIFPAC, Inc. (hereinafter the “Seller”), a New Jersey corporation with its principal place of business at 200 Centennial Ave., Ste. 106, Piscataway, NJ 08854, and 100% owned by Xinyi (Cindy) Yu and Hong Zhang (together, “the Principals”); and

American Education Center. Inc. (“AEC”, hereinafter the “Buyer”), a New York corporation with its principal place of business at 2 Wall Street, Floor 8, New York NY 10005, a publicly traded company whose common stock is traded under the symbol AMCT on the OTCQB Venture Market.

The Buyer and the Seller are referred singularly as “Party” and collectively as the “Parties”.

WHEREAS, the Seller owns American institute of Financial Intelligence LLC, (“AIFI”, hereinafter the “Target”), a New Jersey corporation with the same principal place of business as the Seller; and

WHEREAS, Buyer desires to acquire 51% of the ownership of Target, pursuant to the Investment Letter of Intent dated the 7th of June, 2018, signed by the Buyer and the Seller, contemplating the acquisition of the ownership (hereinafter the “Proposed Transaction”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and of future arrangements to be undertaken by the Parties in relation to the Proposed Transaction, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows

TERMS AND CONDITIONS

A. Purchase. In exchange for 51% equity ownership of the Target, the Buyer will issue 100,000 (one hundred thousand) of restricted (180 days vesting period) AMCT common stock to the Seller. Buyer will undertake this stock issuance as soon as practicable, but no later than 30 days after the Closing Date. The AMCT common stock will vest immediately with the Seller and will have customary registration and voting rights pari passu with other AMCT common shares of AEC.

B. Responsibilities of the Seller. The Seller agrees to provide reasonable and customary business management services agreeable by its Principals based on the 36 months business plan for AIFI (hereinafter the “Plan”) mutually agreed upon by both Parties for a period of at least 36 months following the Closing Date, pursuant to the compensation arrangements mutually agreed by the Parties. During the first [12] months following the Closing Date, there shall be no fixed salary arrangement to the Principals. Following this initial 12-month period, the Seller and the Buyer shall mutually agree any compensation arrangement for the ensuing period of 24 months, and beyond, if the Parties all so agree.

1

C. Responsibilities of the Buyer. The Buyer hereby agrees to provide marketing services to AIFI, with the goal of building the company's client base as rapidly as possible. The Buyer will start the marketing effort immediately based on the Plan, no later than 60 days after the Closing Date.

D. Governing Law. This agreement and the transactions contemplated hereby will be construed in accordance with and governed by the internal laws (without reference to conflict of laws principles) of the State of New York.

E. Costs. All fees and expenses incurred by each Party in connection with this Agreement and the transaction contemplated in this Agreement shall be borne by that party, whether or not this Agreement is executed.

F. Notices. The above addresses of the Parties shall be applicable for the purpose of service until such time as one Party informs the other in writing of any change thereof.

G. Effectiveness. This Agreement shall become effective immediately on the date of signing.

H. Counterparts. This Agreement is executed in two (2) original counterparts.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date below written by their duly authorized representatives.

ON BEHALF OF FIFPAC, INC. and AIFI

/s/ Xinyi Yu
Xinyi Yu, 50% Owner of FIFPAC, Inc.
Date: July 10, 2018

/s/ Hong Zhang
Hong Zhang, 50% Owner of FIFPAC, Inc.
Date: July 10, 2018

ON BEHALF OF AMERICAN EDUCATION CENTER, INC.

/s/ Max P. Chen
Max P. Chen, Chairman & CEO
Date: July 10, 2018

2